                                                                   EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our report dated January 18, 2001, except for Note Fourteen as to which the date is February 20, 2001, included in the Annual Report on Form 10-K of Sybase, Inc. for the year ended December 31, 2000, with respect to the consolidated financial statements and schedule, as amended, included in this Form 10-K/A.

                                      /s/ ERNST & YOUNG LLP

Walnut Creek,
March 28, 2001